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                                                                    Exhibit 10-m

                        FOURTH AMENDMENT TO AND WAIVER OF
             SECOND AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

      THIS FOURTH AMENDMENT (the "Amendment"), dated as of March 1, 2004, is entered into among ArvinMeritor Receivables Corporation, a Delaware corporation (the "Seller"), ArvinMeritor, Inc., an Indiana corporation (the "Initial Collection Agent," and, together with any successor thereto, the "Collection Agent"), the Related Committed Purchasers party hereto (the "Related Committed Purchasers"), Credit Lyonnais, acting through its New York Branch, as agent for the Purchasers (the "Agent") and as a Purchaser Agent, Bayerische Landesbank, New York Branch ("BayernLB"), as a Purchaser Agent and ABN AMRO Bank N.V. ("ABN AMRO"), as a Purchaser Agent.

      Reference is hereby made to that certain Second Amended and Restated Receivables Sale Agreement, dated as of September 26, 2002 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, the Initial Collection Agent, the Conduit Purchasers from time to time party thereto, the Agent, BayernLB, ABN AMRO and the other Purchaser Agents from time to time party thereto and the Related Committed Purchasers from time to time party thereto. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. Section 3.3 of the Sale Agreement provides that if the Parent's long-term unsecured debt rating from both Moody's and S&P is less than Baa3 and BBB-, the Collection Agent shall deliver a Periodic Report to the Agent and each Purchaser Agent on or before Wednesday of each week for the immediately preceding calendar week. As of the date hereof, the Collection Agent was not in compliance with the terms of Section 3.3 because of the failure to deliver Periodic Reports after a downgrade of the unsecured debt rating of the Parent occurred (the "Existing Termination Event"). At the request of the Seller and the Collection Agent, the Agent and the Purchaser Agents hereby waive the Existing Termination Event so long as the Collection Agent commences delivery of the Periodic Reports on a weekly basis on March 10, 2004. Notwithstanding anything contained herein to the contrary, the foregoing waiver shall not become effective unless and until the conditions precedent set forth in Section 3 have been satisfied. The foregoing waiver is expressly limited to the written statement in this Section 1.

      Section 2. Subject to the following terms and conditions, including without limitation the conditions precedent set forth in Section 3, upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

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      (a) Section 1.5(a) of the Sale Agreement shall be amended in its entirety and as so amended shall read as follows:

            "(a) General. (i) if at any time before the Termination Date the Eligible Receivables Balance is less than the sum of the Aggregate Investment (or, if a Termination Event exists, the Matured Aggregate Investment) plus the Total Reserve, the Seller shall pay to the Agent, within one Business Day, an amount equal to such deficiency for application to reduce the Investments of the Purchasers ratably in accordance with the principal amount of their respective Investments, applied with respect to each such Purchaser first to such Purchaser's Prime Tranches, if any, and second to the other Tranches applicable to the Investment of such Purchaser with the shortest remaining maturities unless otherwise specified by the Seller."

      (b) Section 3.3 of the Sale Agreement shall be amended in its entirety and as so amended shall read as follows:

            Section 3.3. Reports. On or before the 25th day of each month, and, after the occurrence and during the continuance of a Termination Event, at such other times covering such other periods as is requested by the Agent or the Instructing Group, the Collection Agent shall deliver to the Agent and each Purchaser Agent a report reflecting information as of the close of business of the Collection Agent for the immediately preceding calendar month or such other preceding period as is requested (each a "Monthly Periodic Report"), containing the information described on Exhibit B-1 (with such modifications or additional information as requested by the Agent or the Instructing Group); provided, however, if the Parent's long-term unsecured debt rating from both Moody's and S&P is less than Baa3 and BBB-, the Collection Agent shall continue to deliver a Monthly Periodic Report on or before the 25th day of each month as set forth above and shall also deliver to the Agent and each Purchaser Agent a report reflecting information as of the close of business of the Collection Agent for the immediately preceding calendar week (each a "Weekly Periodic Report"), containing the information described on Exhibit B-2 (with such modifications or additional information as requested by the Agent or the Instructing Group) on or before Wednesday of each week for the immediately preceding calendar week; provided, further, however, if the Parent's long-term unsecured debt rating is less than "Ba2" from Moody's or less than "BB" from S&P, respectively, the Collection Agent shall continue to deliver a Monthly Periodic Report on or before the 25th day of each month as set forth above and shall also deliver to the Agent and each Purchaser Agent a report reflecting information as of

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            the close of business of the Collection Agent for
            the immediately preceding Business Day (each a "Daily Periodic Report") on each Business Day, containing the information as requested by the Agent or the Instructing Group (each Monthly Periodic Report, Weekly Periodic Report and Daily Periodic Report to be referred to herein as a "Periodic Report").

            (c) Section 7.2 of the Sale Agreement shall be amended by (i) deleting the "and" contained at the end of clause (d) thereof, and (ii) adding new clauses (e) and (f) thereto that will read as set forth below:

                  (e) as a result of the Purchase, the Aggregate Investment
            shall not be greater than the lower of (i) the Eligible Receivables Balance less the Total Reserves (the "Net Receivables Balance") as set forth in the most recent Monthly Periodic Report delivered pursuant to Section 3.3 hereof and (ii) the lowest Net Receivables Balance as set forth in the Weekly Periodic Reports delivered pursuant to Section 3.3 hereof since the delivery of the most recent Monthly Periodic Report and, if no Weekly Periodic Report has been delivered since the most recent Monthly Periodic Report, then for purposes of this clause (ii), the Net Receivables Balance shall be the Net Receivables Balance as set forth in the Weekly Periodic Report delivered immediately prior to the most recent Monthly Periodic Report; and

                  (f) all legal matters related to the Purchase are reasonably satisfactory to the Purchasers.

            (d) Exhibit B to the Sale Agreement shall be re-designated Exhibit B-1 thereto and a new Exhibit B-2 in the form attached hereto shall be added to the Sale Agreement.

      Section 3. This Agreement shall become effective only once the Agent has received, in form and substance satisfactory to the Agent, all documents and certificates as the Agent may be reasonably request and all other matters incident to the execution hereof are satisfactory to the Agent.

      Section 4. To induce the Agent and the Related Committed Purchasers to enter into this Amendment, the Seller and Collection Agent represent and warrant to the Agent and the Related Committed Purchasers that: (a) the representations and warranties contained in the Transaction Documents, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date);
(b) no Potential Termination Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and the Collection

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Agent, and the Sale Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and the Collection Agent, enforceable against the Seller and the Collection Agent in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller or the Collection Agent of this Amendment or the performance by the Seller or the Collection Agent of the Sale Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.

      Section 5. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

      Section 6. Except as specifically provided above, the Sale Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or any Related Committed Purchaser under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. All defined terms used herein and not defined herein shall have the same meaning herein as in the Sale Agreement. The Seller agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Agent and each Purchaser Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.

      Section 7. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

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      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                        CREDIT LYONNAIS, acting through its New
                                           York Branch, as the Agent, as a
                                           Purchaser Agent and a Committed
                                           Purchaser

                                        By: /s/ Anthony Brown
                                           ------------------------------------
                                           Name: Anthony Brown
                                           Title: Vice President

                                        BAYERISCHE LANDESBANK, New York Branch,
                                           as a Purchaser Agent

                                        By:  /s/ Alexander Kohnert
                                           -------------------------------------
                                           Name:    Alexander Kohnert
                                           Title:   Senior Vice President

                                        By: /s/ Lori-Ann Wynter
                                           -------------------------------------
                                           Name:    Lori-Ann Wynter
                                           Title:   Vice President

                                        BAYERISCHE LANDESBANK, Cayman Islands
                                           Branch, as a Committed Purchaser

                                        By:  /s/ James Boyle
                                           -------------------------------------
                                           Name:    James Boyle
                                           Title:   Vice President

                                        By:  /s/ Lori-Ann Wynter
                                           -------------------------------------
                                           Name:    Lori-Ann Wynter
                                           Title:   Vice President

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                                        ABN AMRO BANK N.V., as a Purchaser Agent
                                           and a Committed Purchaser

                                        By: /s/ Kevin G. Pilz
                                           ----------------------------------
                                           Name:  Kevin G. Pilz
                                           Title: Vice President

                                        By: /s/ Robert J. Graff
                                           ----------------------------------
                                           Name: Robert J. Graff
                                           Title: Senior Vice President


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                                        ARVINMERITOR RECEIVABLES CORPORATION, as
                                           the Seller

                                        By: /s/ Brian P. Casey
                                           -------------------------------------
                                           Name: Brian P. Casey
                                           Title: President and Treasurer

                                        ARVINMERITOR, INC., as the Initial
                                           Collection Agent

                                        By: /s/ Brian P. Casey
                                           -------------------------------------
                                           Name: Brian P. Casey
                                           Title: Vice President and Treasurer

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                                   EXHIBIT B-2

                         FORM OF WEEKLY PERIODIC REPORT

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